UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

NETGEAR, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NETGEAR, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 23, 2006
10:00 a.m. local time
To Our Stockholders:
      The 2006 Annual Meeting of Stockholders of NETGEAR, Inc. will be held on Wednesday, May 23, 2006 at 10:00 a.m. local time at our executive offices at 4500 Great America Parkway, Santa Clara, California 95054 for the following purposes:

1. To elect six (6) directors to serve until the next Annual Meeting of Stockholders;

2. To approve the adoption of the new NETGEAR, Inc. 2006 Long Term Incentive Plan;

3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2006; and

4. To transact such other business as may properly come before the annual meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.
      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Stockholders who owned shares of our stock at the close of business on Tuesday, April 11, 2006 are entitled to attend and vote at the meeting. A complete list of these stockholders will be available during normal business hours for 10 days prior to the meeting at our headquarters located at 4500 Great America Parkway, Santa Clara, California 95054. A stockholder may examine the list for any legally valid purpose related to the meeting. The list also will be available during the annual meeting for inspection by any stockholder present at the meeting.
      Whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in the accompanying reply envelope. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

For the Board of Directors of
NETGEAR, INC.

Jonathan R. Mather
Executive Vice President and Chief Financial Officer
Santa Clara, California
April 21, 2006
YOUR VOTE IS IMPORTANT
PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

NETGEAR, INC.

PROXY STATEMENT FOR THE
2006 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION
      The Board of Directors of NETGEAR, Inc., a Delaware corporation, is soliciting the enclosed proxy from you. The proxy will be used at our 2006 Annual Meeting of Stockholders to be held at 10:00 a.m. local time on Tuesday, May 23, 2006 at our executive offices located at 4500 Great America Parkway, Santa Clara, California 95054.
      This proxy statement contains important information regarding our annual meeting. Specifically, it identifies the proposals on which you are being asked to vote, provides information you may find useful in determining how to vote and describes the voting procedures.
      We use several abbreviations in this proxy statement. We may refer to our Company as “NETGEAR”, “we,” “us” or “our”. The term “proxy materials” includes this proxy statement, as well as the enclosed proxy card and our Annual Report on Form 10-K for the year ended December 31, 2005.
      We are sending the proxy materials on or about April 21, 2006 to all of our stockholders as of the record date, April 11, 2006. Stockholders who owned NETGEAR common stock at the close of business on April 11, 2006 are entitled to attend and vote at the annual meeting. On the record date, we had approximately 33,090,465 shares of our common stock issued and outstanding. We had 21 record stockholders as of the record date and our common stock was held by approximately 8,200 beneficial owners.
Voting Procedures
      As a stockholder, you have the right to vote on certain business matters affecting us. The three proposals that will be presented at the annual meeting, and upon which you are being asked to vote, are discussed in the sections entitled “Proposal One,” “Proposal Two” and “Proposal Three.” Each share of NETGEAR common stock you own entitles you to one vote. The enclosed proxy card indicates the number of shares you own. You can vote by returning the enclosed proxy card and proxy in the envelope provided, or by attending the annual meeting and voting in person at the annual meeting.
Methods of Voting
      Voting by Mail. By signing and returning the proxy card according to the enclosed instructions, you are enabling our Chairman and Chief Executive Officer, Patrick C.S. Lo, and our Executive Vice President and Chief Financial Officer, Jonathan R. Mather, who are named on the proxy card as “proxies and attorneys-in-fact,” to vote your shares as proxy holders at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting.
      Your shares will be voted in accordance with the instructions you indicate on the proxy card. If you submit the proxy card, but do not indicate your voting instructions, your shares will be voted as follows:

•	FOR the election of the director nominees identified in Proposal One;

•	FOR the approval of the adoption of the new NETGEAR, Inc. 2006 Long Term Incentive Plan; and

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2006.

      To reduce the expenses of delivering duplicate voting materials to our stockholders who may have more than one NETGEAR stock account, we are delivering only one set of the proxy statement and the annual report on Form 10-K for the year ended December 31, 2005 to certain stockholders who share an address unless otherwise requested. A separate proxy card is included in the voting materials for each of these stockholders. If you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by writing our Corporate Secretary at NETGEAR, Inc., 4500 Great America Parkway, Santa Clara, California 95054, or calling our Corporate Secretary at (408) 907-8000. You may receive a copy of the exhibits to NETGEAR’s Annual Report on Form 10-K for the year ended December 31, 2005 by sending a written request to NETGEAR, Inc., 4500 Great America Parkway, Santa Clara, California 95054, Attn: Corporate Secretary.
      Voting in Person at the Meeting. If you plan to attend the annual meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name, but if you wish to vote at the meeting, you will need to bring with you to the annual meeting a legal proxy from your broker or other nominee authorizing you to vote these shares.
Revoking Your Proxy
      You may revoke your proxy at any time before it is voted at the annual meeting. In order to do this, you may either:

•	sign and return another proxy bearing a later date;

•	provide written notice of the revocation to Albert Y. Liu, our Corporate Secretary at NETGEAR, Inc., 4500 Great America Parkway, Santa Clara, California 95054, prior to the time we take the vote at the annual meeting; or

•	attend the meeting and vote in person.
Quorum Requirement
      A quorum, which is a majority of our outstanding shares as of the record date, must be present in order to hold the meeting and to conduct business. Your shares will be counted as being present at the meeting if you appear in person at the meeting or if you submit a properly executed proxy card.
Votes Required for Each Proposal
      The vote required and method of calculation for the proposals to be considered at the annual meeting are as follows:

Proposal One — Election of Directors. The six director nominees receiving the highest number of votes, in person or by proxy, will be elected as directors. You may vote (i) “for” all nominees, (ii) “withhold” for all nominees or (iii) “withhold” for certain nominees by striking a line through the name(s) of such nominees on your proxy card.

Proposal Two — Approval of the adoption of the new NETGEAR, Inc. 2006 Long Term Incentive Plan. Approval of the adoption of the new NETGEAR, Inc. 2006 Long Term Incentive Plan will require the affirmative vote of a majority of the shares present at the annual meeting, in person or by proxy. You may vote “for”, “against,” or “abstain” from voting on this proposal.

Proposal Three — Ratification of PricewaterhouseCoopers LLP as Independent Auditors. Ratification of PricewaterhouseCoopers LLP as our independent auditors will require the affirmative vote of a majority of the shares present at the annual meeting, in person or by proxy. You may vote “for,”

“against,” or “abstain” from voting on the proposal to ratify PricewaterhouseCoopers LLP as our independent auditors.

Abstentions and Broker Non-Votes
      If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting. Consequently, if you abstain from voting on the proposal to approve the adoption of the new NETGEAR, Inc. 2006 Long Term Incentive Plan or the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants, your abstention will have the same effect as a vote against that proposal.
      Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” routine matters but expressly instructing that the broker is NOT voting on non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal. Your broker will have discretionary authority to vote your shares on Proposals One (Election of Directors) and Three (Ratification of Appointment of Independent Auditors), which are routine matters. Absent your instructions, your broker will not be able to vote your shares on Proposal Two (Approval of the Adoption of the New NETGEAR, Inc. 2006 Long Term Incentive Plan).
Proxy Solicitation Costs
      We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing and mailing of proxy materials. We expect our Vice President, Legal and Corporate Development and Company Secretary, Albert Y. Liu, to tabulate the proxies and act as inspector of the election.
Deadline for Receipt of Stockholder Proposals for 2007 Annual Meeting
      As a stockholder, you may be entitled to present proposals for action at a forthcoming meeting if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission. Proposals by our stockholders intended to be presented for consideration at our 2007 Annual Meeting of Stockholders must be received by us no later than December 22, 2006 (120 calendar days prior to the anniversary of the mailing date of this proxy statement), in order that they may be included in the proxy statement and form of proxy related to that meeting. The submission of the stockholder proposal does not guarantee that it will be included in our 2007 proxy statement.
      The Securities and Exchange Commission rules establish a different deadline with respect to discretionary voting for stockholder proposals that are not intended to be included in a company’s proxy statement. The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the annual meeting. The discretionary vote deadline for our 2007 annual meeting is March 8, 2007, which is 45 calendar days prior to the anniversary of the mailing date of this proxy statement. If a stockholder gives notice of a proposal after the discretionary vote deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at our 2007 annual meeting.
      In addition, our bylaws establish an advance notice procedure with regard to specified matters, including stockholder proposals and director nominations, which are proposed to be properly brought before an Annual Meeting of Stockholders. To be timely, a stockholder’s notice shall be delivered no less than 120 days prior to the date of annual meeting specified in the proxy statement provided to stockholders in connection with the preceding year’s annual meeting, which is January 23, 2007 in connection with our 2007 Annual Meeting of Stockholders. In the event that no annual meeting was held in the previous year or the date of the annual meeting is changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder must be received not later than the tenth business day following the day notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. A stockholder’s notice shall include: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of our stock which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information required by the Securities Exchange Act of 1934, as amended (the “1934 Act”). In addition, if a stockholder wishes to nominate a candidate for director, the stockholder’s notice shall also include the following information for the candidate: (i) name, age, business address and residence address, (ii) principal occupation or employment of such nominee, (iii) class and number of shares of our stock beneficially owned by such nominee, (iv) description of all arrangements between the stockholder and the nominee and (v) any other information required by the 1934 Act (including the candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). A copy of the full text of our bylaws is available from our Corporate Secretary upon written request. Proposals should be sent to our Corporate Secretary, c/o NETGEAR, Inc., 4500 Great America Parkway, Santa Clara, California 95054.
Nomination of Director Candidates
      The Nominating and Corporate Governance Committee considers candidates for board membership suggested by members of our Board of Directors, management and stockholders. It is the policy of the Nominating and Corporate Governance Committee to consider recommendations for candidates to our Board of Directors from stockholders by submitting: the candidate’s name; home and business contact information; detailed biographical data and qualifications; information regarding any relationships between the candidate and NETGEAR within the last three years; and evidence of the nominating person’s ownership or beneficial ownership of NETGEAR stock and amount of stock holdings. The Nominating and Corporate Governance Committee will consider persons recommended by our stockholders in the same manner as a nominee recommended by our Board of Directors, individual board members or management. See “Election of Directors — Policy for Director Recommendations and Nominations” for additional information.
      In addition, a stockholder may nominate a person directly for election to our Board of Directors at an annual meeting of our stockholders provided they meet the requirements set forth in our bylaws and the rules and regulations of the Securities and Exchange Commission related to stockholder proposals. The process for properly submitting a stockholder proposal, including a proposal to nominate a person for election to our Board of Directors at an annual meeting, is described above in the section entitled “Deadline for Receipt of Stockholder Proposals for 2007 Annual Meeting.”
Stockholder Communications to Directors
      Stockholders may communicate directly with our Board of Directors by writing to them c/o NETGEAR, Inc., 4500 Great America Parkway, Santa Clara, California 95054. Unless the communication is marked “confidential”, our Corporate Secretary will monitor these communications and provide appropriate summaries of all received messages to the Chairperson of our Nominating and Corporate Governance Committee. Any stockholder communication marked “confidential” will be logged as “received,” but will not be reviewed by the Corporate Secretary. Such confidential correspondence will be immediately forwarded to the Chairperson of the Nominating and Corporate Governance Committee for appropriate action. Where the nature of a communication concerns questionable accounting or auditing matters directed directly to the Audit Committee, our Corporate Secretary will log the date of receipt of the communication as well as (for non-confidential communications) the identity of the correspondent in the Company’s stockholder communications log.
Other Matters
      Other than the proposals listed above, our Board of Directors does not intend to present any other matters to be voted on at the meeting. Our Board of Directors is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly brought before the stockholders at the meeting and you have signed and returned your proxy card, the proxy holders will have discretion to vote your shares on these matters to the extent authorized under the 1934 Act.
PROPOSAL ONE
ELECTION OF DIRECTORS
Nominees
      The nominees for election at the Annual Meeting of Stockholders are Patrick C.S. Lo, Ralph E. Faison, A. Timothy Godwin, Jef Graham, Linwood A. Lacy, Jr., and Gregory J. Rossmann. If elected, they will each serve as a director until the Annual Meeting of Stockholders in 2007, and until their respective successors are elected and qualified or until their earlier resignation or removal. Gerald A. Poch, who has served as a director since 2000, will not be standing for re-election at this meeting.
      Unless otherwise instructed, the proxy holders will vote the proxies received by them for election of all of the director nominees, all of whom currently serve as directors. In the event the nominees are unable or decline to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. We are not aware that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as to assure the election of the nominees listed above.
Vote Required
      If a quorum is present and voting, the six nominees receiving the highest number of votes will be elected to our Board of Directors. Abstentions are not counted in the election of directors. If you hold your shares through a broker, bank or other nominee and you do not instruct them how to vote on this proposal, your broker may have the authority to vote your shares. Stockholders are not entitled to cumulative voting in the election of directors.
Information Concerning the Nominees and Incumbent Directors
      The name and age of the nominees and incumbent directors as of February 28, 2006, the principal occupation of each and the period during which each has served as our director are set forth below. Information as to the stock ownership of each of our directors and all of our current executive officers as a group is set forth below under “Security Ownership of Certain Beneficial Owners and Management.”

			Director
Name	Age	Office	Since

Patrick C.S. Lo	49	Chairman and Chief Executive Officer/Nominee	2000
Ralph E. Faison	47	Director/Nominee	2003
A. Timothy Godwin	56	Director/Nominee	2003
Jef Graham	50	Director/Nominee	2005
Linwood A. Lacy, Jr.	60	Director/Nominee	2002
Gerald A. Poch	58	Director	2000
Gregory J. Rossmann	44	Director/Nominee	2002
      Patrick C.S. Lo has served as Chairman of our board of directors since March 2002 and our Chief Executive Officer since March 2000. From September 1999 to March 2002, he served as our President, and since our inception in 1996 to September 1999, he served as Vice President and General Manager. Mr. Lo joined Bay Networks, a networking company, in August 1995 to launch a division targeting the small business and home markets and established the NETGEAR division in January 1996. From 1983 until 1995, Mr. Lo worked at Hewlett-Packard Company, a computer and test equipment company, where he served in various management positions in software sales, technical support, network product management, sales support and marketing in the United States and Asia, most recently as the Asia/ Pacific marketing director for Unix servers. Mr. Lo received a B.S. degree in Electrical Engineering from Brown University.
      Ralph E. Faison has served as one of our directors since August 2003. From February 2003 to the present, Mr. Faison has served as Chief Executive Officer of Andrew Corporation, a public company and a manufacturer of communications equipment and systems, and from June 2002 to the present, Mr. Faison has also served as President and a director of Andrew Corporation. From June 2002 to February 2003, Mr. Faison served as Chief Operating Officer of Andrew Corporation. From June 2001 to June 2002, Mr. Faison served as President and Chief Executive Officer of Celiant Corporation, a manufacturer of power amplifiers and wireless radio frequency systems, which was acquired by Andrew Corporation in June 2002. From October 1997 to June 2001, Mr. Faison was Vice President of the New Ventures Group at Lucent Technologies, a communications service provider, and from 1995 to 1997, he was Vice President of advertising and brand management at Lucent Technologies. Prior to joining Lucent, Mr. Faison held various positions at AT&T, a voice and data communications company, including as Vice President and General Manager of AT&T’s wireless business unit and manufacturing Vice President for its consumer products unit in Bangkok, Thailand. Mr. Faison received a B.A. degree in marketing from Georgia State University and a M.S. degree in management as a Sloan Fellow from Stanford University.
      A. Timothy Godwin has served as one of our directors since August 2003. From July 1989 to January 1997, Mr. Godwin worked at Tech Data Corporation, an information technology products distributor, in various capacities including serving as a member of its Board of Directors, Vice Chairman focusing on worldwide finance and administration, President and Chief Operating Officer, Chief Financial Officer and Senior Vice President of Finance. From 1974 to June 1989, Mr. Godwin was employed by Price Waterhouse (now part of PricewaterhouseCoopers LLP), most recently as an audit partner from July 1987 to June 1989. Mr. Godwin is a Certified Public Accountant and received a B.S. degree in Accounting from the University of West Florida.
      Jef Graham has served as one of our directors since July 2005. From January 2006 to the present, Mr. Graham has served as the Chairman and CEO of RGB Networks, Inc., a provider of video and bandwidth management products. From July 2005 through January 2006, Mr. Graham served as the Executive Vice President, Application Products Group, of Juniper Networks, Inc., a provider of IP networking and security products. From October 2001 to July 2005, Mr. Graham served as the President and CEO of Peribit Networks Inc., a provider of wide area network optimization appliances, which was acquired by Juniper Networks. Before Peribit, Mr. Graham served as the Senior Vice President of the commercial and consumer business units for 3Com Corporation, where he managed networking and connectivity product offerings. From 1993 to 1995, he served as the CEO of Trident Systems, a document management systems integrator. Mr. Graham has also worked for Hewlett-Packard Company for 15 years, including 10 years in sales and marketing around the world and as general manager of both a hardware and a software division. Mr. Graham holds a B.A. with Honors in Business Studies from Sheffield Hallam University, United Kingdom.
      Linwood A. Lacy, Jr. has served as one of our directors since September 2002. From July 1998 to July 2001, Mr. Lacy served as Chairman of 4Sure.com, a direct marketer of computer and technology products. From October 1996 to October 1997, Mr. Lacy served as President and Chief Executive Officer of Micro Warehouse Incorporated, a micro computer direct-marketing company. From 1985 to May 1996, he served as the Co-Chairman and Chief Executive Officer of Ingram Micro, Inc., a microcomputer products distributor and a then wholly-owned subsidiary of Ingram Industries Inc. From April 1996 to May 1996, Mr. Lacy served as Vice Chairman of Ingram Industries Inc.; from June 1995 to April 1996, he served as its President and Chief Executive Officer; and from December 1993 to June 1995, he served as its President. Mr. Lacy is a director of EarthLink, Inc., a public Internet technology company, as well as a director of several private companies, including Ingram Industries Inc. Mr. Lacy received both a B.S. degree in Chemical Engineering and an M.B.A from the University of Virginia.
      Gerald A. Poch has served as one of our directors since March 2000. Mr. Poch is not standing for re-election as a director. From January 2000 to the present, Mr. Poch has served as a Senior Managing Director of Pequot Capital Management, Inc. and co-head of Pequot Ventures. Since August 1998, Mr. Poch has been one of the leaders of the venture capital team responsible for the growth and strategic direction of the group. From August 1996 to June 1998, he was the Chairman, President and Chief Executive Officer of G.E. Capital Information Technology Solutions, Inc., a technology solutions provider. Prior to that, he served as co-founder, co-chairman and co-president of AmeriData Technologies, Inc. (the predecessor company of G.E. Capital Information Technology Solutions, Inc.), a value-added reseller and systems integrator of hardware and software systems. Mr. Poch is a director of Analex Corporation, an information technology company, Andrew Corporation, a manufacturer of communications equipment and systems, and MTM Technologies, Inc., a network analysis and diagnostics management company, which are public companies, as well as a director of several private companies. Mr. Poch received a B.S. degree from the University of Connecticut and a J.D. degree cum laude from Boston University Law School.
      Gregory J. Rossmann has served as one of our directors since February 2002. From April 2000 to the present, Mr. Rossmann has served as a Managing Director of Pequot Capital Management, Inc. From April 1994 to April 2000, Mr. Rossmann served as Managing Director and partner at Broadview International, an investment banking firm. From June 1991 to April 1994, he worked at Dynatech Corporation, a technology holding company, where he served as manager of new business development. Prior to that, he was a co-founder of Telemaster Corporation. Mr. Rossmann is a director of several private companies. Mr. Rossmann received a B.S. degree in Electrical Engineering from the University of Cincinnati and an M.B.A. from Santa Clara University.
      There are no family relationships between any director or executive officer. Our Board of Directors has determined that Messrs. Faison, Godwin, Graham, Lacy, Jr., Poch and Rossmann are independent under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. We strongly encourage the attendance of members of our Board of Directors at the annual meeting. At the 2005 Annual Meeting of Stockholders, all but one of our directors who was a director at that time was in attendance.
Vote Required and Board of Directors’ Recommendation
      The nominees receiving the greatest number of votes of the shares present and entitled to vote at the annual meeting will be elected as directors. Our Board of Directors has unanimously approved each of the director nominees listed above and recommends that stockholders vote “FOR” the election of these nominees.

Board and Committee Meetings
      Our Board of Directors held a total of 10 meetings during 2005. Our Board of Directors has standing Audit, Compensation and Nominating and Corporate Governance Committees. Each member of the committees meets the independence standards of Rule 4200(a)(15) of the Nasdaq National Market and applicable independence rules of the SEC. All of our directors attended at least 75% of the meetings of our Board of Directors and any applicable committee on which they served held while they were members of our Board of Directors or the applicable committee.

	Date of	Members at		Meetings
Committee	Inception	the End of 2005	Committee Functions	Held in 2005

Audit	2000	A. Timothy Godwin Linwood A. Lacy, Jr. Gerald A. Poch*	• Reviews internal accounting Procedures • Appoints independent auditors • Reviews results of independent audit • Determines investment policy and oversees its implementation	10
Compensation	2000	Ralph E. Faison Jef Graham Gerald A. Poch* Gregory J. Rossmann	• Administers our stock option plans • Recommends compensation of executive officers and directors • Reviews and recommends general policies relating to compensation and benefits	4
Nominating and Corporate Governance	2004	Gerald A. Poch* A. Timothy Godwin Jef Graham Linwood A. Lacy, Jr.	• Recommends nomination of board members
• Assists with succession planning for executive management positions
• Oversee and evaluate board performance
			• Evaluate composition, organization and governance of board and its committees	No formal meetings of committee separate from meetings of entire board

*	Mr. Poch is not standing for re-election to our Board of Directors, and therefore will no longer be a member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee from and after the Annual Meeting.
Audit Committee
      Our Board of Directors first adopted a written charter for the Audit Committee in August 2000. A copy of our current amended and restated Audit Committee charter is available on the investor relations section of our website at www.netgear.com. Our Board of Directors has determined that each of Messrs. Godwin, Lacy, Jr., and Poch is an “audit committee financial expert,” as defined in the rules of the Securities and Exchange Commission. Our Board of Directors has determined that Messrs. Godwin, Lacy, Jr., and Poch are “independent,” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the 1934 Act. Mr. Godwin serves as chairman of our Audit Committee.
Compensation Committee
      Our Board of Directors first adopted a written charter for the Compensation Committee in August 2000. A copy of our current amended and restated Compensation Committee charter is available on the investor relations section of our website at www.netgear.com. Our Compensation Committee currently consists of Messrs. Faison, Graham, Poch and Rossmann, each of whom is a non-management member of our Board of Directors. Mr. Faison serves as chairman of our Compensation Committee.
Nominating and Corporate Governance Committee
      Our Board of Directors formed a Nominating and Corporate Governance Committee and adopted its written charter in April 2004. A copy of our current Nominating and Corporate Governance Committee charter is available on the investor relations section of our website at www.netgear.com. Our Nominating and Corporate Governance Committee currently consists of Messrs. Godwin, Graham, Lacy, Jr., and Poch. None of the current members of the Nominating and Corporate Governance Committee is an employee of NETGEAR and each is independent under the listing requirements of the Nasdaq National Market. Mr. Poch serves as chairman of the Nominating and Corporate Governance Committee.
Policy for Director Recommendations and Nominations
      The Nominating and Corporate Governance Committee considers candidates for board membership suggested by members of our Board of Directors, management and stockholders. It is the policy of the Nominating and Corporate Governance Committee to consider recommendations for candidates to our Board of Directors from stockholders by submitting: the candidate’s name; home and business contact information; detailed biographical data and qualifications; information regarding any relationships between the candidate and NETGEAR within the last three years; and evidence of the nominating person’s ownership or beneficial ownership of NETGEAR stock and amount of stock holdings. The Nominating and Corporate Governance Committee will consider persons recommended by our stockholders in the same manner as a nominee recommended by our Board of Directors, individual board members or management.
      In addition, a stockholder may nominate a person directly for election to our Board of Directors at an annual meeting of our stockholders provided they meet the requirements set forth in our bylaws and the rules and regulations of the Securities and Exchange Commission related to stockholder proposals. The process for properly submitting a stockholder proposal, including a proposal to nominate a person for election to our Board of Directors at an annual meeting, is described above in the section entitled “General Information — Deadline for Receipt of Stockholder Proposals for 2007 Annual Meeting.”
      Where the Nominating and Corporate Governance Committee has either identified a prospective nominee or determines that an additional or replacement director is required, the Nominating and Corporate Governance Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the board or management. In its evaluation of director candidates, including the members of our Board of Directors eligible for re-election, the Nominating and Corporate Governance Committee considers a number of factors, including the following:

•	the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board; and

•	such factors as judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service, and potential conflicts of interest.
      In connection with its evaluation, the Nominating and Corporate Governance Committee determines whether it will interview potential nominees. After completing the evaluation and review, the Nominating and Corporate Governance Committee approves the nominees for election to our Board of Directors.
Corporate Governance Policies and Practices
      We maintain a corporate governance page on our company website at www.netgear.com. This website includes, among other items, profiles of all of our directors and officers, charters of each committee of the Board, the NETGEAR Code of Ethics, and information regarding our whistleblower policy.

      Our key governance policies and practices include:

•	A majority of the members of the Board are independent directors, as defined by the Nasdaq National Marketplace rules. Independent directors do not receive consulting, legal or other fees from us other than Board and Committee compensation.

•	The independent directors of the Board meet regularly without the presence of management.

•	Our Board of Directors has adopted a Code of Ethics that is applicable to all of our employees, officers and directors. This Code is intended to deter wrongdoing and promote ethical conduct. Directors, officers and employees are required to complete annual surveys relating to their knowledge of any violation of legal requirements or the Code of Ethics. We will post any amendments to, or waivers from, our Code of Ethics at that location on our website.

•	Directors stand for re-election every year.

•	The Audit, Compensation and Nominating and Corporate Governance Committees each consist entirely of independent directors.

•	At least annually, the Board reviews our business initiatives, capital projects and budget matters.

•	The Audit Committee reviews and approves all related party transactions.

•	The Board has implemented a process of periodic self-evaluation of the Board and its Committees.

•	As part of our Whistleblower Policy, we have made a “whistleblower” hotline available to all employees for anonymous reporting of financial or other concerns. The Audit Committee receives directly, without management participation, all hotline activity reports, including complaints on accounting, internal controls or auditing matters.

•	Directors are encouraged to attend our annual meeting. While their attendance is not required, at the 2005 Annual Meeting of Stockholders, all but one of our directors who was a director at that time was in attendance.
Director Compensation
      Our non-employee directors receive $1,000 per meeting and are entitled to reimbursement of business, travel and other related expenses incurred in connection with their attendance at meetings of our Board of Directors and committee meetings. The chairman of our Audit Committee receives an additional $1,000 per committee meeting or sub-meeting with management attended, and the chairman of the Compensation Committee and of the Nominating and Corporate Governance Committee each receives an additional $500 per meeting attended. The chairman of our Audit Committee is also paid an annual retainer of $10,000, and each chairman of our other committees is also paid an annual retainer of $4,000. In addition, our directors, including non-employee directors, are eligible to receive stock options under our 2003 Stock Option Plan. New non-employee directors who join our Board of Directors are entitled to receive automatic, non-discretionary initial options to acquire 25,000 shares of our common stock, subject to three-year vesting. Directors who have served at least six months with us receive an annual option of 15,000 shares at each annual meeting, which is subject to one-year vesting under our 2003 Stock Plan. Pursuant to the automatic, non-discretionary grant provisions described above, Jef Graham was granted an initial option to purchase 25,000 shares of our common stock on July 1, 2005 and each of our other outside directors, Messrs. Faison, Godwin, Lacy, Jr., Poch and Rossmann, was granted an annual option to purchase 15,000 shares of our common stock on May 18, 2005. The new NETGEAR, Inc. 2006 Long Term Incentive Plan, detailed in Proposal Two, does not provide for automatic, non-discretionary equity award grants to our Board of Directors.
Stock Ownership Guidelines
      Our Board of Directors adopted stock ownership guidelines for our directors and executive officers, effective as of January 1, 2005. The guidelines require our directors to own a minimum of 5,000 shares of NETGEAR common stock, and our executive officers to own NETGEAR common stock with a value equal to a multiple of the officer’s salary level. Under the guidelines, our Chief Executive Officer is expected to eventually own five times his annual base salary. Other executive officers are expected to achieve ownership levels equal to one to three times salary. Directors and officers have a five year period in which to achieve the required compliance level.
      Assuming our stockholders approve the adoption of the new NETGEAR, Inc. 2006 Long Term Incentive Plan detailed in Proposal Two, our Board of Directors plan to revise our stock ownership guidelines to provide that an officer or director who is not in compliance with the ownership requirements would be strongly encouraged to restrict his or her NETGEAR stock sales until he or she becomes compliant with the guidelines.
Compensation Committee Interlocks and Insider Participation
      During 2005, our Compensation Committee consisted of Messrs. Faison, Graham, Poch and Rossmann, each of whom is a non-management member of our Board of Directors. Our Compensation Committee is responsible for recommending to our Board of Directors salaries, incentives and other forms of compensation for officers and other employees. No interlocking relationship exists between any member of our Compensation Committee and any other member of our Board of Directors or Compensation Committee.
PROPOSAL TWO
APPROVAL OF THE ADOPTION OF THE NEW NETGEAR, INC.
2006 LONG TERM INCENTIVE PLAN
      The Board of Directors has approved and is recommending to stockholders the adoption of the new NETGEAR, Inc. 2006 Long Term Incentive Plan, or the 2006 Plan, to provide certain employees, consultants and Board members the opportunity to receive stock-based and other long-term incentives in order to attract and retain qualified individuals and to align their interests with those of our stockholders. A full copy of the 2006 Plan is attached to this proxy statement as Appendix A. The 2006 Plan is intended to be the successor to our 2003 Stock Option Plan. As of December 31, 2005, the 2003 Stock Option Plan had approximately 109,617 shares remaining that were available for issuance.
Administration of the 2006 Plan
      The 2006 Plan will be administered and interpreted by the Compensation Committee of our Board of Directors, or such other committee as designated by our Board of Directors. The Committee may delegate authority to one or more of our officers to grant awards to employees who are not members of the Board or officers for purposes of Section 16 of the Securities Exchange Act of 1934. The Committee will have the authority to determine the individuals to whom grants will be made, the time when grants will be made, and the type, size and terms of each grant. Award grants to eligible non-employee directors will be determined solely by non-employee directors, without the participation of employee directors or management. Awards granted to a non-employee director will generally be on par with awards granted to all other similarly situated non-employee directors of our Board of Directors.
      Any material amendment to the 2006 Plan will be subject to stockholder approval. Material amendments would include any material increase in the number of shares to be issued under the plan other than to reflect a merger, reorganization, stock split or similar corporate event, any material increase in benefits to participants, any material expansion of the class of participants eligible to participate in the 2006 Plan and any expansion in the types of options or awards provided under the 2006 Plan.
Shares Available Under the 2006 Plan
      A maximum of 2,500,000 shares of our common stock has been reserved for issuance under the 2006 Plan.

      In the event of a merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off, combination repurchase or exchange of shares, or similar corporate event, the number of shares that can be issued under the 2006 Plan, the number of shares subject to outstanding awards, and any exercise price may be adjusted by the Committee in any manner it deems equitable to prevent dilution or enlargement of the benefits or potential benefits intended under the 2006 Plan. Any shares of common stock subject to an award that is forfeited, settled in cash, expires or is otherwise settled without the issuance of shares shall again be available for awards under the 2006 Plan.
Eligibility Under the 2006 Plan
      Employees of NETGEAR and its affiliates, consultants who may be retained by the company, and non-employee members of the Board are eligible to participate in the 2006 Plan. The Committee will select the eligible participants who will participate in the 2006 Plan.
Awards Under the 2006 Plan
      The Committee may make the following types of awards to eligible participants under the 2006 Plan, with terms and conditions to be established by the Committee: stock options, stock appreciation rights, restricted stock awards, performance awards and other stock awards.
      Stock Options. The Committee will determine the number of options to be granted and the terms applicable to each award, subject to the restrictions set forth in the 2006 Plan. The term of any option may not exceed ten (10) years from the date of grant. The exercise price generally cannot be less than the fair market value of NETGEAR’s common stock on the date the option is granted. The 2006 Plan generally prohibits the Committee from reducing the exercise price of any option after it is granted.
      Stock Appreciation Rights. The Committee will determine the number of stock appreciation rights to be granted and the terms applicable to each award, subject to the restrictions set forth in the 2006 Plan. The term of any stock appreciation right may not exceed ten (10) years from the date of grant. The exercise price generally cannot be less than the fair market value of NETGEAR’s common stock on the date the stock appreciation right is granted. The 2006 Plan generally prohibits the Committee from reducing the exercise price of any stock appreciation right after it is granted.
      Restricted Stock Awards. The Committee will determine the number of shares or units that will be granted and the terms applicable to each award, provided that the period over which any restricted stock award may fully vest will be no less than three (3) years.
      Performance Awards. Performance awards can take the form of performance shares or performance units. A performance share means an award denominated in shares of NETGEAR common stock and a performance unit means an award denominated in units having a dollar value or other currency, as determined by the Committee. The Committee will determine the number of performance awards that will be granted and will establish the performance goals and other conditions for payment of such performance awards. The period of measuring the achievement of performance goals will be a minimum of twelve (12) months. The performance goals established by the Committee for any participant will be based on one or more of the following criteria: cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; profit margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; new product introductions; delivery performance; safety record; stock price; and total stockholder return.
      The performance goals may be determined on an absolute basis or relative to internal goals or to other companies or indices. The Committee shall adjust the performance goals to the extent necessary to prevent dilution or enlargement of any award due to extraordinary events or circumstances or to exclude the effects of extraordinary, unusual or non-recurring items; changes in applicable laws, regulations or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets or other similar corporate transaction.
      Other Stock-Based Awards. The Committee will determine the number of other stock-based awards that will be granted and the terms applicable to each award. Other stock-based awards may include dividend equivalents or amounts which are equivalent to all or a portion of any federal, state, local, domestic or foreign taxes relating to an award, and may be payable in shares, cash, other securities or any other form of property as the Committee may determine.
Awards to Covered Employees
      The 2006 Plan contains additional restrictions and limitations on awards that are intended to satisfy the requirements of performance-based compensation under Internal Revenue Code Section 162(m) to participants classified as “covered employees.” No participant may receive an award or awards having an aggregate value of greater than $3,000,000 for any full fiscal year of NETGEAR, subject to adjustment as described in the 2006 Plan for overlapping performance periods.
      If an award to a covered employee under the 2006 Plan is subject to the attainment of performance goals, the Committee shall establish the performance goals within the 90 day period following the commencement of the applicable performance period. The Committee may, in its discretion, reduce the amount of any performance-based award to a covered employee based on any criteria it shall determine. However, the Committee may not increase the amounts payable pursuant to any performance-based award to a covered employee or waive the achievement of the performance goals, except in certain limited circumstances such as death, disability or a change-in-control of NETGEAR.
Termination of Employment
      As discussed above, awards granted under the 2006 Plan generally expire on the date determined by the Committee at the time of the award, subject to earlier expiration as specified in the award agreement, in the event the participant terminates employment with the company prior to that date. Generally, unless determined otherwise by the Committee and subject to certain change-in-control provisions, all unvested options, stock appreciation rights and stock awards, and all unpaid performance shares and performance units are forfeited upon termination of service for reasons other than retirement, disability or death.
      Upon termination of employment by reason of retirement, disability or death, all unvested options and stock awards become fully vested and any performance shares or performance units become payable to the extent determined by the Committee.
      Upon termination by reason of retirement or disability, unless determined otherwise by the Committee, options will be exercisable until not later than the earlier of three years after the termination date or the expiration of their term. Upon termination by reason of death, while employed or after terminating employment by reason of retirement or disability, options will be exercisable by the participant’s beneficiary not later than the earliest of one year after the date of death, three years after the date of termination due to retirement or disability, or the expiration of their term. All stock appreciation rights that become vested by reason of retirement, death or disability shall be exercisable as determined by the Committee.
      Unless determined otherwise by the Committee, upon termination for any reason other than retirement, disability or death, any options vested prior to termination may be exercised during the three-month period commencing on the termination date, but not later than the expiration of their term. If a participant dies during the post-employment period, the participant’s beneficiary may exercise the options (to the extent they were vested and exercisable on the date of employment termination), but not later than the earlier of one year after the date of death or the expiration of their term.

Change-in-Control
      In the event of a change-in-control of NETGEAR, all awards under the 2006 Plan vest and all outstanding performance shares and performance units shall be paid out upon transfer. Options that vest upon a change-in-control may be exercised only during the 90 days immediately thereafter. Stock appreciation rights that become vested upon a change-in-control shall be exercisable as determined by the Committee.
Tax Consequences
      The following description of the federal income tax consequences of awards under the 2006 Plan is a general summary. State, local and other taxes may also be imposed in connection with awards. This discussion is intended for the information of stockholders who are considering how to vote on the 2006 Plan at the annual meeting and not as tax guidance to individuals who participate in the 2006 Plan.
      Nonqualified Stock Options. A participant who receives a nonqualified stock option will recognize no income at the time of the grant of the option. Upon exercise of a nonqualified stock option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of stock on the date of exercise over the exercise price. The basis in shares acquired upon exercise of a nonqualified stock option will equal the fair market value of such shares at the time of exercise, and the holding period of the shares for capital gain purposes will begin on the date of exercise. In general, NETGEAR will be entitled to a tax deduction in the same amount and at the same time as the participant recognizes ordinary income.
      Incentive Stock Options. A participant who receives an incentive stock option will not generally recognize income at the time of grant or upon the exercise of an incentive stock option. Upon the sale of shares subject to an incentive stock option, a participant will recognize income in an amount equal to the excess of the fair market value of the shares on the date of sale over the exercise price. The income is taxed at long-term capital gains rates if the participant has not disposed of the shares within two years after the date of the grant of the incentive stock option and has held the shares for at least one year after the date of exercise. NETGEAR is not entitled to a tax deduction. The exercise of an incentive stock option may in some cases trigger liability for the alternative minimum tax.
      If a participant sells shares subject to an incentive stock option before having held them for at least one year after the date of exercise and two years after the date of grant, the participant will recognize ordinary income to the extent of the lesser of: (a) the gain realized upon the sale; or (b) the excess of the fair market value of the shares on the date of exercise over the exercise price. Any additional gain is treated as long-term or short-term capital gain depending upon how long the participant has held the shares prior to disposition. In the year of disposition, NETGEAR receives a federal income tax deduction in an amount equal to the ordinary income that the participant recognizes as a result of the disposition.
      Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the participant will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the sum of the amount of cash received and the fair market value of any common stock received upon the exercise. In general, NETGEAR will be entitled to a tax deduction in the same amount and at the same time as the participant recognizes ordinary income.
      Restricted Stock Awards. A participant who receives an award of restricted stock generally will not recognize taxable income until the stock is transferable by the participant or no longer subject to a substantial risk of forfeiture, whichever occurs first. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income in an amount equal to the fair market value of the shares at that time, less any amounts paid for the shares. A participant may elect to recognize ordinary income when restricted stock is granted in an amount equal to the fair market value of the shares at the date of grant, determined without regard to the restrictions. NETGEAR generally will be entitled to a corresponding tax deduction in the year in which the participant recognizes ordinary income. In the case of restricted stock units, a participant will recognize ordinary income at the time actual shares are delivered to the participant in an amount equal to the fair market value of the shares at that time, assuming the applicable non-qualified deferred compensation rules are followed, and we will receive a tax deduction.
      Performance Awards. A participant who receives a performance award will not recognize taxable income until the award is paid to the participant. When the award is paid, the participant will recognize ordinary income in an amount equal to the cash and the fair market value of the stock paid to the participant. NETGEAR generally will be entitled to a tax deduction in the same amount and at the same time as the participant recognizes ordinary income.
      Other Stock-Based Awards. A participant will recognize ordinary income when dividend equivalents and other stock-based awards are paid to the participant and are transferable by the participant or no longer subject to a substantial risk of forfeiture, in an amount equal to the cash and the fair market value of any shares paid to the participant. NETGEAR generally will be entitled to a corresponding tax deduction when the participant recognizes ordinary income.
Section 162(m)
      Section 162(m) of the Internal Revenue Code generally disallows a public company’s tax deduction for compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers in excess of $1 million in any year. Compensation that qualifies as “qualified performance-based compensation” is excluded from the $1 million limit, and therefore remains fully deductible by us. Assuming the 2006 Plan is approved by the stockholders, awards that satisfy the appropriate provisions of Section 162(m) will not be subject to the deduction limit. Other awards under the 2006 Plan may be subject to the deduction limit.
Vote Required and Board of Directors’ Recommendation
      The affirmative vote by a majority of shares present in person or by proxy at the annual meeting and entitled to vote is required to approve this proposal. The Board of Directors recommends a vote FOR the approval of the adoption of the new NETGEAR, Inc. 2006 Long Term Incentive Plan.
PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
      In accordance with its charter, the Audit Committee has selected PricewaterhouseCoopers LLP, independent auditors, to audit our financial statements for the fiscal year ending December 31, 2006 and, with the endorsement of our Board of Directors, recommends to stockholders that they ratify that appointment. PricewaterhouseCoopers LLP served in this capacity for the year ended December 31, 2005. A representative of PricewaterhouseCoopers LLP will be present at the annual meeting and will have the opportunity to make a statement if he or she desires to do so and be available to answer any appropriate questions.
Audit and Related Fees
      The following table is a summary of the fees billed to us by PricewaterhouseCoopers LLP for professional services for the years ended December 31, 2005 and December 31, 2004:

Fee Category	2005 Fees	2004 Fees

Audit Fees	$1,087,420	$1,208,660
Audit-Related Fees	—	—
Tax Compliance Fees	57,852	147,199
Tax Consulting Fees	135,413	158,097
All Other Fees	1,500	—

Total Fees	$1,282,185	$1,513,956

      Audit Fees. Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and internal control over financial reporting and review of our quarterly interim consolidated financial statements, as well as services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.
      Audit-Related Fees. Consists of fees billed for consultations in connection with Sarbanes-Oxley compliance, financial accounting and reporting standards.
      Tax Compliance Fees. Consists of fees billed for professional services including assistance regarding federal, state and international tax compliance and related services.
      Tax Consulting Fees. Consists of fees billed for professional services for tax advice and tax planning.
      All Other Fees. Consists of fees billed for product provided by PricewaterhouseCoopers LLP.
      Before selecting and prior to determining to continue its engagement for 2006 with PricewaterhouseCoopers LLP, the Audit Committee carefully considered PricewaterhouseCoopers LLP’s qualifications as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the Securities and Exchange Commission’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that the auditors’ independence will not be impaired. The Audit Committee pre-approves all audit and non-audit services provided by PricewaterhouseCoopers LLP, or subsequently approves non-audit services in those circumstances where a subsequent approval is necessary and permissible. All of the services provided by PricewaterhouseCoopers LLP described under “Audit-Related Fees,” “Tax Compliance Fees,” “Tax Consulting Fees” and “All Other Fees” were pre-approved by the Audit Committee. The Audit Committee of our Board of Directors has determined that the provision of services by PricewaterhouseCoopers LLP other than for audit related services is compatible with maintaining the independence of PricewaterhouseCoopers LLP as our independent auditors.
Vote Required and Board of Directors’ Recommendation
      Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors is not required by our bylaws or other applicable legal requirement. However, our Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our Audit Committee and Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.
      The affirmative vote by a majority of shares present in person or by proxy at the annual meeting and entitled to vote is required to approve this proposal. Our Board of Directors has unanimously approved this proposal and recommends that stockholders vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as independent auditors.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 28, 2006 by:

•	each stockholder who we know beneficially owns more than 5% of our common stock;

•	each of our directors

•	each of our current named executive officers; and

•	all of our directors and executive officers as a group.

      Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. The column entitled “Number of Shares Beneficially Owned” excludes the number of shares of common stock subject to options held by that person that are currently exercisable or that will become exercisable within 60 days after February 28, 2006. The number of shares subject to options that each beneficial owner has the right to acquire within 60 days of February 28, 2006 is listed separately under the column entitled “Number of Shares Underlying Options Beneficially Owned.” These shares are not deemed outstanding for purposes of computing the percentage ownership of any other person.
      Percentage of beneficial ownership is based upon 33,053,883 shares of our common stock outstanding as of February 28, 2006 and the shares of common stock subject to options held by the beneficial owner that are currently exercisable with 60 days of February 28, 2006. The address for those individuals for which an address is not otherwise provided is c/o NETGEAR, Inc., 4500 Great America Parkway, Santa Clara, California 95054. Unless otherwise indicated, we believe the stockholders listed have sole voting or investment power with respect to all shares, subject to applicable community property laws.

		Number of
		Shares
	Number of	Underlying	Percentage of
	Shares	Options	Total Shares
	Beneficially	Beneficially	Beneficially
Name and Address	Owned	Owned	Owned

5% Stockholders:
FMR Corp.(1)	3,304,900	—	10.0%
Executive Officers and Directors:
Patrick C.S. Lo(2)	238,378	699,661	2.8%
Jonathan R. Mather(3)	1,502	162,042	*
Mark G. Merrill	—	287,707	*
Michael F. Falcon(4)	4,953	31,667	*
Charles T. Olson(5)	3,260	43,348	*
Ralph E. Faison	2,000	31,667	*
A. Timothy Godwin(6)	10,415	38,333	*
Jef Graham	—	—	*
Linwood A. Lacy, Jr.	95,000	67,317	*
Gerald A. Poch(7)	100,000	15,000	*
Gregory J. Rossmann(8)	100,000	15,000	*
All current directors and executive officers as a group (15 persons)(9)	464,647	1,632,910	6.0%

*	Less than 1%

(1)	Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on January 10, 2006, by FMR Corp. (“FMR”), Edward C. Johnson 3rd, Fidelity Management & Research Company (“Fidelity”) and Fidelity Low Priced Stock Fund (“Fidelity Fund”). Fidelity is a wholly owned subsidiary of FMR and, as an investment advisor, is deemed to beneficially own 3,281,596 shares or approximately 9.6% of NETGEAR’s common stock as a result of acting as investment advisor to various investment companies including the Fidelity Fund, which is deemed to beneficially own 2,400,000 shares or approximately 7.3% of NETGEAR’s common stock. Mr. Johnson, along with other members of the Johnson family, through their ownership of Series B voting shares of common stock of FMR and the execution of a shareholders’ voting agreement, are deemed to be a controlling group under the Investment Company Act of 1940 with respect to FRM and, this, Mr. Johnson is deemed to beneficially own 3,281,596 shares or 9.6% of NETGEAR’s common stock. The address of the reporting persons is 82 Devonshire Street, Boston, Massachusetts 02109.

(2)	Shares beneficially owned by Mr. Lo include (1) 81,473 shares held of record by The Patrick C. S. Lo Grantor Retained Annuity Trust, (2) 140,414 shares held of record by The Patrick and Emily Lo Revocable Living Trust Dated 4-7-99, (3) 7,204 shares held of record by The Daphne T. W. Lo 2002 Irrevocable Education Trust, (3) 7,204 shares held of record by The Kai W. Lo 2002 Irrevocable Education Trust, and (4) 2,083 shares held of record by Mr. Lo. Shares underlying options beneficially owned by Mr. Lo include 100,000 shares that are subject to resale restrictions that expire as to 25% of the shares each year.

(3)	Shares underlying options beneficially owned by Mr. Mather include 50,000 shares that are subject to resale restrictions that expire as to 25% of the shares each year.

(4)	Shares underlying options beneficially owned by Mr. Falcon include 20,000 shares that are subject to resale restrictions that expire as to 25% of the shares each year.

(5)	Shares underlying options beneficially owned by Mr. Olson include 20,000 shares that are subject to resale restrictions that expire as to 25% of the shares each year.

(6)	Shares are held of record by the Maureen A. Godwin Family Trust.

(7)	Shares are held of record by Pequot Private Equity Fund II, L.P. (the “Fund”). Mr. Poch is a managing director of Pequot Capital Management, Inc. (“PCM”), which holds voting and dispositive power for all shares held of record by the Fund. Mr. Poch disclaims beneficial ownership of the shares held in the Fund, except to the extent of his pecuniary interest therein.

(8)	Shares are held of record by Pequot Private Equity Fund II, L.P. (the “Fund”). Mr. Rossmann is a managing director of Pequot Capital Management, Inc. (“PCM”), which holds voting and dispositive power for all shares held of record by the Fund. Mr. Rossmann disclaims beneficial ownership of the shares held in the Fund, except to the extent of his pecuniary interest therein.

(9)	Shares underlying options beneficially owned by all officers and directors as a group include 285,500 shares that are subject to resale restrictions that expire as to 25% of the shares each year.
EXECUTIVE COMPENSATION
Summary Compensation Table
      The following Summary Compensation Table sets forth certain information regarding the compensation of our chief executive officer and our four next most highly compensated executive officers for 2005 for services rendered in all capacities for the years indicated. No restricted stock or stock appreciation rights were granted to any of the persons listed below for the years indicated.

	Compensation				Long-Term
					Compensation
					Awards:
	Annual Compensation
				Other Annual	Securities	All Other
	Fiscal	Salary	Bonus	Compensation	Underlying	Compensation
Name and Principal Position	Year	($)	($)(1)	($)	Options (#)	($)(2)

Patrick C. S. Lo	2005	414,615	250,000	0	100,000	1,500
Chairman and Chief	2004	356,731	250,000	0	0	1,500
Executive Officer	2003	350,000	100,000	0	0	1,500
Jonathan R. Mather(3)	2005	264,808	88,209	0	50,000	42,075
Executive Vice President and	2004	254,808	65,000	0	0	45,332
Chief Financial Officer	2003	250,000	43,750	0	0	39,069
Michael F. Falcon	2005	215,769	84,250	0	20,000	1,500
Vice President of	2004	213,808	65,000	0	20,000	1,500
Operations	2003	190,000	14,250	0	0	1,500
Charles T. Olson(4)	2005	215,769	70,686	0	20,000	25,500
Vice President of	2004	212,372	45,000	0	10,000	27,488
Engineering	2003	186,346	13,976	0	122,500	27,552
Mark G. Merrill	2005	205,961	67,756	0	0	1,500
Chief Technology	2004	206,904	32,000	0	0	1,500
Officer	2003	203,000	15,225	0	0	1,500

(1)	Represents cash bonuses earned for the indicated fiscal years.

(2)	All other compensation consists of discretionary matching contributions to our 401(k) plan on behalf of each named executive officer, unless otherwise stated. Excludes prerequisites and personal benefits, securities or property to the extent such benefits do not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus for the named executive officer.

(3)	Mr. Mather received other compensation consisting of a $1,500 matching contribution to our 401(k) plan on his behalf and a tax protected housing allowance of $40,575 in 2005, a $1,500 matching contribution to our 401(k) plan on his behalf and a tax protected housing allowance of $43,832 in 2004, and a $1,500 matching contribution to our 401(k) plan on his behalf and a tax protected housing allowance of $37,569 in 2003.

(4)	Mr. Olson received other compensation consisting of a $1,500 matching contribution to our 401(k) plan on his behalf and a housing allowance of $24,000 in 2005, a $1,500 matching contribution to our 401(k) plan on his behalf and a housing allowance of $25,988 in 2004, and a $1,500 matching contribution to our 401(k) plan on his behalf and a housing allowance of $26,052 in 2003.
Option Grants in Last Fiscal Year
      The following table provides certain information relating to stock options granted to each of our executive officers named in the summary compensation table above during the fiscal year ended December 31, 2005. All of these options were granted under our 2003 Stock Plan and have a term of 10 years, subject to earlier termination in the event that the optionee’s services to us cease.
      The exercise prices of the options we grant are generally equal to the fair market value of our common stock, as determined by our board of directors, on the date of grant. The exercise price may be paid by cash or check. In the event of an acquisition of NETGEAR by merger or asset purchase, if the acquiring corporation fails to assume or substitute the outstanding options under our 2003 Stock Plan, then all of the option shares will become immediately vested and exercisable for a period of 15 days after notice is given, after which the options will terminate.

      The potential realizable value is calculated by assuming that the fair market value of our common stock increases from the date of grant of the option at assumed rates of stock appreciation of 5% and 10%, compounded annually over the 10 year term of the option, and subtracting from that result the total option exercise price. These assumed appreciation rates comply with the rules of the Securities and Exchange Commission and do not represent our prediction of the performance of our stock price.

	Individual Grants

		% of Total			Potential Realizable
	Number	Options			Value at Assumed
	of	Granted			Annual Rates of Stock
	Securities	to			Price Appreciation for
	Underlying	Employees	Exercise		Option Term
	Options	in Fiscal	Price	Expiration
Name	Granted	Year(1)	($/Share)	Date	5% ($)	10% ($)

Patrick C.S. Lo	100,000	8.7%	15.35	3/11/2015	965,352	2,446,396
Jonathan R. Mather	50,000	4.4%	15.35	3/11/2015	482,676	1,223,196
Michael F. Falcon	20,000	1.7%	15.35	3/11/2015	193,072	489,280
Charles T. Olson	20,000	1.7%	15.35	3/11/2015	193,072	489,280
Mark G. Merrill	—	—	—	—	—	—

(1)	Based on a total of 1,147,050 options granted to all employees in the fiscal year ended December 31, 2005.
Aggregate Option Exercises in Last Year and Year-End Option Values
      The following table provides certain information relating to option exercises by the executive officers named in the summary compensation table during the fiscal year ended December 31, 2005, and the number and value of vested and unvested options held by those executive officers as of December 31, 2005.
      The “Value Realized” and the “Value of Unexercised In-the-Money Options at December 31, 2005” are based upon the closing price of our common stock on the date of exercise or at December 31, 2005, as applicable, minus the per share exercise price, multiplied by the number of shares underlying the option. The closing price of our common stock on December 31, 2005 was $19.25 per share.

			Shares Underlying		Value of Unexercised
	Shares		Unexercised Options at		In-The-Money Options at
	Acquired on	Value Realized	December 31, 2005		December 31, 2005
	Exercise of	for Exercised
Name	Options	Options	Exercisable	Unexercisable	Exercisable	Unexercisable

Patrick C.S. Lo	397,100	$6,765,204	699,661	—	$9,229,003	—
Jonathan R. Mather	84,000	$1,429,234	162,042	—	$2,207,274	—
Michael F. Falcon	65,894	$805,430	25,208	34,898	$92,166	$348,316
Charles T. Olson	58,650	$729,198	32,304	38,596	$172,926	$369,086
Mark G. Merrill	60,000	$848,608	307,707	—	$4,532,620	—

Equity Compensation Plan Information
      The following table provides information as of December 31, 2005 about our common stock that may be issued upon the exercise of options and rights granted to employees, consultants or members of our Board of Directors under all existing equity compensation plans, including the 2000 Stock Option Plan (which was terminated as to new grants in May 2003), the 2003 Stock Plan and the 2003 Employee Stock Purchase Plan.

Number of Securities
	Number of Securities			Remaining Available for
	to be Issued Upon		Weighted-Average	Future Issuance Under
	Exercise of		Exercise Price of	Equity Compensation Plans
	Outstanding Options,		Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights		Warrants and Rights	Reflected in Column (a))

	(a)		(b)	(c)
Equity compensation plans approved by securityholders	3,673,687	(1)	$10.49	483,541	(2)
Equity compensation plans not approved by securityholders	—		—	—

Total	3,673,687		$10.49	483,541

(1)	Includes 1,939,224 shares outstanding under the 2000 Stock Option Plan, 1,734,463 shares outstanding under the 2003 Stock Option Plan, and no outstanding shares under the 2003 Employee Stock Purchase Plan.

(2)	Includes 109,617 shares available for issuance under the Company’s 2003 Stock Option Plan and 373,924 shares under the Company’s 2003 Employee Stock Purchase Plan.
Employment Agreements and Change in Control Arrangements
      We have entered into employment agreements with the following of our current executive officers. Each agreement may be terminated by either us or the executive officer at any time with or without cause. In addition, the employment agreements provide for annual salary and bonus amounts and severance benefits, as may be adjusted from time to time by our Board of Directors.
      On December 3, 1999, we entered into an employment agreement with Patrick C.S. Lo, our Chairman and Chief Executive Officer. The agreement provides that if within one year following a change of control of NETGEAR, Mr. Lo is terminated without cause or resigns for good reason, he is entitled to full acceleration of any unvested portion of his stock options, and severance payments at his final base salary rate for a period of one year after his termination or resignation. If Mr. Lo is terminated without cause, he is entitled to receive severance payments at his final base salary rate for a period of one year and will continue to have his stock options vest for one year after such termination.
      On December 9, 1999, we entered into an employment agreement with Mark G. Merrill, our Chief Technology Officer. The agreement provides that if within one year following a change of control of NETGEAR, Mr. Merrill is terminated without cause or resigns for good reason, he is entitled to receive two years acceleration of any unvested portion of his stock options. If Mr. Merrill is terminated without cause, he is entitled to receive severance payments at his final base salary rate for 26 weeks and will continue to have his stock options vest for one year after such termination.
      On August 10, 2001, we entered into an employment agreement with Jonathan R. Mather, our Executive Vice President and Chief Financial Officer. The agreement provides that if within one year following a change of control of NETGEAR, Mr. Mather is terminated without cause or resigns for good reason, he is entitled to receive two years acceleration of any unvested portion of his stock options. If Mr. Mather is terminated without cause, he is entitled to receive severance payments at his final base salary rate for a period of 39 weeks and will continue to have his stock options vest for one year after such termination.
      On November 4, 2002, we entered into an employment agreement with Michael F. Falcon, our Senior Vice President of Operations. On January 6, 2003, we entered into an employment agreement with Charles T.

Olson, our Senior Vice President of Engineering. Each of these agreements provides that if within one year following a change of control of NETGEAR, the officer is terminated without cause or resigns for good reason, he is entitled to receive two years acceleration of any unvested portion of his stock options. If the officer is terminated without cause, he is entitled to receive severance payments at his final base salary rate for a period of 26 weeks and will continue to have his stock options vest for one year after such termination.
      On October 18, 2004, we entered into an employment agreement with Albert Y. Liu, our Vice President, Legal and Corporate Development and Company Secretary. On November 16, 2005, we entered into an employment agreement with Christine Gorjanc, our Vice President, Finance. Each of these agreements provides that if within one year following a change of control of NETGEAR, the officer is terminated without cause or resigns for good reason, the officer is entitled to receive two years acceleration of any unvested portion of his or her stock options. If the officer is terminated without cause, the officer is entitled to receive severance payments at the officer’s final base salary rate for a period of 13 weeks and will continue to have his or her stock options vest for three months after such termination.
Stock Ownership Guidelines
      In 2005, our Board of Directors adopted stock ownership guidelines for our directors and executive officers. For a description of these guidelines, please see “Stock Ownership Guidelines” under “Proposal One — Election of Directors.”

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
      Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this Report of the Compensation Committee of our Board of Directors shall not be deemed “filed” with the Commission or “soliciting material” under the 1934 Act, and shall not be incorporated by reference into any such filings.
      During 2005, executive compensation matters were approved by the Compensation Committee, which currently consists of Ralph E. Faison, Jef Graham, Gerald A. Poch and Gregory J. Rossmann. Mr. Poch is not standing for re-election to our Board of Directors, and therefore will no longer be a member of the Compensation Committee from and after the 2006 Annual Meeting. The following is the report of the Compensation Committee of our Board of Directors with respect to compensation during 2005. The Compensation Committee operates under a written charter adopted by our Board of Directors in August 2000 and most recently amended in January 2005.
General Compensation Philosophy
      The primary objectives of the executive compensation policies of our Board of Directors include the following:

•	To attract, motivate, and retain a highly qualified executive management team;

•	To link executive compensation to our financial performance as well as to define individual management objectives established by the compensation committee;

•	To compensate competitively with the practices of similarly situated technology companies; and

•	To create management incentives designed to enhance stockholder value.
      NETGEAR competes in an aggressive and dynamic industry and, as a result, our Board of Directors believes that finding, motivating and retaining quality employees, particularly senior managers, sales personnel and technical personnel, are important factors to NETGEAR’s future success. The philosophy of the Compensation Committee seeks to align the interests of stockholders and management by tying compensation to NETGEAR’s financial performance, either directly in the form of salary and bonuses paid in cash or indirectly in the form of stock options granted to NETGEAR’s principal executive officers.
Cash Compensation
      NETGEAR seeks to provide cash compensation to our executive officers, including base salary and bonus, at levels that are commensurate with cash compensation of executives with comparable responsibility at similarly situated technology companies. Annual increases in base salary are determined on an individual basis based on market data and a review of the officer’s performance and contribution to various individual, departmental and corporate objectives. Cash bonuses, if any, are intended to provide additional incentives to achieve such objectives.
      The salaries and cash bonuses of each of NETGEAR’s executive officers, other than the chief executive officer, were determined by the Compensation Committee and ratified by our Board of Directors. The chief executive officer’s base salary was determined by the Compensation Committee and ratified by our Board of Directors with the abstention by the chief executive officer. During 2005, the compensation of Patrick C.S. Lo, NETGEAR’s chief executive officer, consisted of a base salary of $414,615 and a cash bonus of $250,000, for total cash compensation equal to $664,615 for 2005. The Compensation Committee reviewed the chief executive officer’s salary at the beginning of 2005 using the same criteria and policies as are employed for the other executive officers.
      At the beginning of 2006, based on feedback from an outside compensation consultant and a review of market compensation trends, our Board of Directors determined that it was appropriate to increase the cash compensation paid to NETGEAR’s executive officers, including the chief executive officer, in order to be generally consistent with amounts paid to officers with similar responsibilities at similarly situated technology companies. As a result, effective for fiscal year 2006, our Board of Directors increased the base salary of Mr. Lo to $525,000. We note that competition for qualified management and technical personnel in NETGEAR’s industry is intense, and we expect such competition to remain intense for the foreseeable future. As a result, in order to insure access to qualified personnel, our Board of Directors believes that it will continue to be necessary to provide compensation packages that are at least competitive with, and in certain instances superior to, compensation paid by other similarly situated networking companies.
Equity-Based Compensation
      NETGEAR provides long term incentives through its 2003 stock option plan and anticipates that it will also provide such incentives through the NETGEAR, Inc. 2006 Long Term Incentive Plan upon approval from stockholders. Stock options are periodically granted under NETGEAR’s stock plans to provide additional incentive to executives and other employees to maximize long-term total return to our stockholders. We believe that stock options are a particularly strong incentive, because they are valuable to employees only if the fair market value of our common stock increases above the exercise price, which is set at the fair market value of NETGEAR’s common stock on the date the option is granted. In addition, employees generally must remain employed with NETGEAR for a fixed period of time in order for the options to vest fully. Options generally vest over a four-year period to encourage option holders to remain employed by NETGEAR. If the NETGEAR, Inc. 2006 Long Term Incentive Plan is approved by stockholders, we may also provide other types of equity incentive awards, including stock appreciation rights, restricted stock awards, performance awards and other stock awards, to executives and other employees.
      With respect to the size of the equity awards granted to NETGEAR’s executive officers, the Compensation Committee considers the executive’s position, the executive’s individual performance, the number of equity awards held (if any), the extent to which those equity awards are vested and any other factors that our Board of Directors may deem relevant.
Tax Deductibility of Executive Compensation
      Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to our chief executive officer and to each of the other four most highly-compensated executive officers. NETGEAR may deduct such compensation only to the extent that during any fiscal year the compensation paid to such individual does not exceed $1 million or meet certain specified conditions (including stockholder approval). NETGEAR has adopted a policy that, where reasonably practicable, NETGEAR will seek to qualify variable compensation paid to its executive officers for an exemption from the deductibility limitations of 162(m).

Respectfully submitted by:

THE COMPENSATION COMMITTEE

RALPH E. FAISON
JEF GRAHAM
GERALD A. POCH
GREGORY J. ROSSMANN

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
      Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this report of the Audit Committee of our Board of Directors shall not be deemed “filed” with the Commission or “soliciting material” under the 1934 Act, and shall not be incorporated by reference into any such filings.
      The Audit Committee, which currently consists of A. Timothy Godwin, Linwood A. Lacy, Jr. and Gerald A. Poch, evaluates audit performance, manages relations with our independent auditors and evaluates policies and procedures relating to internal accounting functions and controls. Mr. Poch is not standing for re-election to our Board of Directors, and therefore will no longer be a member of the Audit Committee from and after the 2006 Annual Meeting. Our Board of Directors first adopted a written charter for the Audit Committee in September 2000 and most recently amended it in February 2004, which details the responsibilities of the Audit Committee. This report relates to the activities undertaken by the Audit Committee in fulfilling such responsibilities.
      The Audit Committee members are not professional auditors or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. The Audit Committee oversees NETGEAR’s financial reporting process on behalf of our Board of Directors. NETGEAR’s management has the primary responsibility for the financial statements and reporting process, including NETGEAR’s systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2005. This review included a discussion of the quality and the acceptability of NETGEAR’s financial reporting and controls, including the clarity of disclosures in the financial statements.
      The Audit Committee also reviewed with NETGEAR’s independent auditors, who are responsible for expressing an opinion on the conformity of NETGEAR’s audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of NETGEAR’s financial reporting and such other matters required to be discussed with the Audit Committee under generally accepted auditing standards in the United States including Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Statement No. 1. The Audit Committee discussed with the independent auditors such auditors’ independence from management and NETGEAR, including the matters in such auditors’ written disclosures required by Independence Standards Board Statement No. 1.
      The Audit Committee further discussed with NETGEAR’s independent auditors the overall scope and plans for their audits. The Audit Committee meets periodically with the independent auditors, with and without management present, to discuss the results of the independent auditors’ examinations and evaluations of NETGEAR’s internal controls, and the overall quality of NETGEAR’s financial reporting.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors and our Board of Directors approved that the audited financial statements and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” be included in the Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on March 16, 2006.

Respectfully submitted by:

THE AUDIT COMMITTEE

A. TIMOTHY GODWIN
LINWOOD A. LACY, JR.
GERALD A. POCH

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the 1934 Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms that we have received, or written representations from reporting persons, we believe that during 2005, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders were met.
RELATED PARTY TRANSACTIONS
      We have entered into certain compensation arrangements which are described under “Executive Compensation — Employment Agreements and Change in Control Agreements.”

COMPANY PERFORMANCE
      Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, the following information relating to the price performance of our common stock shall not be deemed “filed” with the Commission or “soliciting material” under the 1934 Act and shall not be incorporated by reference into any such filings.
      The following graph shows a comparison from July 31, 2003 (the date our common stock commenced trading on the Nasdaq National Market) through December 31, 2005 of cumulative total return for our common stock, the Nasdaq Market Index and the Nasdaq Computer Index. Such returns are based on historical results and are not intended to suggest future performance. Data for the Nasdaq Market Index and the Nasdaq Computer Index assume reinvestment of dividends. We have never paid dividends on our common stock and have no present plans to do so.

	July 31, 2003	December 31, 2003	December 31, 2004	December 31, 2005

NETGEAR, Inc.	$100.00	$90.39	$102.66	$108.82

NASDAQ Computer Index	$100.00	$116.78	$120.58	$123.89

NASDAQ Market Index	$100.00	$115.47	$125.38	$127.11

OTHER MATTERS
      We know of no other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.
      It is important that your shares be represented at the annual meeting, regardless of the number of shares, which you hold. You are, therefore, urged to mark, sign, date and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

THE BOARD OF DIRECTORS OF
NETGEAR, INC.:

PATRICK C.S. LO
RALPH E. FAISON
JEF GRAHAM
A. TIMOTHY GODWIN
LINWOOD A. LACY, JR.
GERALD A. POCH
GREGORY J. ROSSMANN
Dated: April 21, 2006

APPENDIX A
NETGEAR, INC.
2006 LONG-TERM INCENTIVE PLAN
      Section 1. Purpose: The purpose of the NETGEAR, Inc. Long-Term Incentive Plan is to provide certain employees and consultants of NETGEAR, Inc. and its Affiliates (as hereinafter defined) and members of the Board (as hereinafter defined) with the opportunity to receive stock-based and other long-term incentive grants in order to attract and retain qualified individuals and to align their interests with those of stockholders.
      Section 2. Effective Date: This Plan will become effective as of April 14, 2006, subject to the approval of the stockholders at the Annual Meeting to be held on May 23, 2006. Unless sooner terminated as provided herein, the Plan shall terminate ten years from April 14, 2006. After the Plan is terminated, no future Awards may be granted under the Plan, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions.
      Section 3. Definitions: As used in this Plan, unless the context otherwise requires, each of the following terms shall have the meaning set forth below.

(a) “Affiliate” shall mean any entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Company.

(b) “Award” shall mean a grant of an Option, SAR, Restricted Stock Award, Performance Award, or Other Stock Award pursuant to the Plan, which may, as determined by the Committee, be in lieu of other compensation owed to a Participant.

(c) “Award Agreement” shall mean an agreement, either in written or electronic format, in such form and with such terms and conditions as may be specified by the Committee, which evidences the terms and conditions of an Award.

(d) “Beneficiary” means the person or entity (including a trust or the estate of the Participant) designated by the Participant to succeed to any rights that he or she may have in Awards at the time of death. No such designation, or any revocation or change thereof, shall be effective unless made in writing by the Participant on a form provided by the Company and delivered to the Company prior to the Participant’s death. If, on the death of a Participant, there is no living person or entity in existence so designated, the term “Beneficiary” shall mean the legal representative of the Participant’s estate.

(e) “Board of Directors” or “Board” shall mean the board of directors of the Company.

(f) “Change in Control” means the happening of any of the following events:

(i) the merger or consolidation of the Company with any other corporation following which the holders of the Company’s common stock immediately prior thereto hold less than 60% of the outstanding common stock of the surviving or resulting entity;

(ii) the sale of all or substantially all of the assets of the Company to any person or entity other than a wholly-owned subsidiary;

(iii) any person or group of persons acting in concert, or any entity, becomes the beneficial owner, directly or indirectly, of more than 20% of the Company’s outstanding common stock, other than an acquisition of more than 20%, in one or more transactions, of the Company’s outstanding common stock by (a) a passive institutional investor where such investor is eligible pursuant to Rule 13d-1(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) to, and does, file a report of ownership on Schedule 13G with the Securities and Exchange Commission, (b) a trustee or other fiduciary of an employee benefit plan maintained by the Company, or (c) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Company;

(iv) those individuals who, as of the close of the most recent annual meeting of the Company’s stockholders, are members of the Board (the “Existing Directors”) cease for any reason to constitute more than 50% of the Board. For purposes of the foregoing, a new director will be considered an Existing Director if the election, or nomination for election by the Company’s stockholders, of such new director was approved by a vote of a majority of the Existing Directors. No individual shall be considered an Existing Director if such individual initially assumed office as a result of either an actual or threatened election contest subject to Rule 14a-11 under the Exchange Act or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board of Directors, including by reason of any agreement intended to avoid or settle any election proxy contest; or

(v) the stockholders of the Company adopt a plan of liquidation.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any references to a particular section of the Code shall be deemed to include any successor provision thereto.

(h) “Committee” shall mean the Compensation Committee of the Board or such other committee of the Board of Directors, which shall consist solely of two or more “outside directors” within the meaning of Section 162(m) of the Code and “non-employee directors” within the meaning of Securities and Exchange Commission Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, or any such successor provision thereto.

(i) “Company” shall mean NETGEAR, Inc., a Delaware corporation.

(j) “Consultant” shall mean any person engaged by the Company or an Affiliate to render services to such entity as a consultant or advisor.

(k) “Disability” shall mean that a Participant is eligible for Social Security disability benefits or disability benefits under the Company’s long-term disability plan, based upon a determination by the Committee that the condition arose prior to termination of employment.

(l) “Eligible Director” shall mean a member of the Board who is not an officer or employee of the Company or any of its Affiliates.

(m) “Eligible Employee” shall mean an employee of the Company or any Affiliate.

(n) “Exercise Price” shall mean an amount, as determined by the Committee, at which an Option or SAR can be exercised by a Participant, which amount shall not be less than the Fair Market Value of a Share on the date such Award is granted, unless such Option or SAR is granted pursuant to an assumption or substitution of another option or stock appreciation right in a manner that satisfies the requirements of Section 424(a) of the Code.

(o) “Fair Market Value” shall mean, as of any date, the value of Shares as the Committee may determine in good faith by reference to the price of such stock on any established stock exchange or a national market system on the day of determination if the Shares are so listed on any established stock exchange or a national market system. If the Shares are not listed on any established stock exchange or a national market system, the value of the Shares will be determined by the Committee in good faith.

(p) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(q) “Nonqualified Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option.

(r) “Option” shall mean the right to purchase a Share granted pursuant to Section 8, which may take the form of either an Incentive Stock Option or a Nonqualified Stock Option.

(s) “Other Stock Award” shall mean an Award of Shares or Awards that are valued in whole or in part, or that are otherwise based on, Shares, including but not limited to dividend equivalents or amounts which are equivalent to all or a portion of any federal, state, local, domestic, or foreign taxes relating to an Award, which may be payable in Shares, cash, other securities, or any other form of property as the Committee shall determine, subject to the terms and conditions set forth by the Committee and granted pursuant to Section 12.

(t) “Participant” shall mean an Eligible Employee, Consultant or Eligible Director selected by the Committee to receive Awards under the Plan.

(u) “Performance Awards” shall mean Awards of Performance Shares or Performance Units.

(v) “Performance Goal(s)” shall mean the level or levels of Performance Measures established by the Committee pursuant to Section 7.

(w) “Performance Measures” shall mean any of the following performance criteria, either alone or in any combination, which may be expressed with respect to the Company or one or more operating units or groups, as the Committee may determine: cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; profit margin, debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; new product introductions; delivery performance; safety record; stock price; and total stockholder return. Performance Measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more Performance Measures. The Committee shall provide how any Performance Measure shall be adjusted to the extent necessary to prevent dilution or enlargement of any Award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction; provided, however, that no such adjustment will be made if the effect of such adjustment would cause the Award to fail to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code.

(x) “Performance Period” shall mean a period of at least 12 months established by the Committee pursuant to Section 7 at the end of which one or more Performance Goals are to be measured.

(y) “Performance Share” shall mean an Award denominated in Shares, which is earned during a specified period subject to the terms and conditions as determined by the Committee and granted pursuant to Section 11.

(z) “Performance Unit” shall mean an Award denominated in units having a value in dollars or such other currency, as determined by the Committee, which is earned during a specified period subject to the terms and conditions as determined by the Committee and granted pursuant to Section 11.

(aa) “Plan” shall mean the NETGEAR, Inc. Long-Term Incentive Plan, as amended and restated from time to time.

(bb) “Restricted Stock” shall mean an Award of Shares, subject to such terms and conditions as determined by the Committee and granted pursuant to Section 10.

(cc) “Restricted Stock Award” shall mean an Award consisting of Restricted Stock or Restricted Stock Units.

(dd) “Restricted Stock Unit” shall mean an Award consisting of a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share, payable in cash or Shares, and representing an unfunded and unsecured obligation of the Company, subject to such terms and conditions as determined by the Committee and granted pursuant to Section 10.

(ee) “Retirement” shall mean termination of an Eligible Employee’s employment with the Company and its Affiliates for retirement purposes if such termination occurs (1) on or after his or her sixty-fifth birthday; or (2) on or after his or her fifty-fifth birthday with the written consent of the Chief Executive Officer of the Company or, in the case of the Chief Executive Officer’s retirement, with the consent of the Committee. In the case of an Eligible Director, “Retirement” shall be determined by the Committee in its discretion. In no event shall termination of a Consultant’s services with the Company and Affiliates be treated as a Retirement under the Plan.

(ff) “Shares” shall mean shares of common stock, $0.001 par value, of the Company.

(gg) “Stock Appreciation Right” or “SAR” shall mean an Award, which represents the right to receive the difference between the Fair Market Value of a Share on the date of exercise and an Exercise Price, payable in cash or Shares, subject to such terms and conditions as determined by the Committee and granted pursuant to Section 9.

      Section 4. Administration:
      (a) Subject to the express provisions of this Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to designate Participants, to determine the terms and conditions of Awards, and to make all other determinations deemed necessary or advisable for the administration of the Plan. In exercising its discretion, the Committee may use such objective or subjective factors as it determines to be appropriate in its sole discretion. The determinations of the Committee pursuant to its authority under the Plan shall be conclusive and binding. The Committee may delegate to one or more officers of the Company the authority, subject to the terms and conditions as the Committee shall determine, to grant Awards to Participants who are not members of the Board or officers within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended.
      (b) The determination of any Award grants to Eligible Directors shall be made solely by the Eligible Directors and without the participation of any non-Eligible Directors or Eligible Employees. Awards granted to an Eligible Director shall generally be on par with Awards granted to all other comparable Eligible Directors.
      (c) Notwithstanding the foregoing, any material amendment to the Plan shall require stockholder approval, which shall constitute the affirmative approval by a majority of shares present in person or by proxy and entitled to vote on the proposed material amendment. For the purposes of this Section 4(c), a “material amendment” would include, among other things, (i) any material increase in the number of shares to be issued under the Plan (other than to reflect an event specified in Section 5(f)); (ii) an material increase in benefits to participants, including any material change to (a) permit a repricing (or decrease in exercise price) of outstanding options, (b) reduce the price at which shares or options to purchase shares may be offered, or (c) extend the duration of a Plan; (iii) any material expansion of the class of participants eligible to participate in the Plan; and (iv) any expansion in the types of options or awards provided under the Plan.
      Section 5. Shares Available for Awards:
      (a) Subject to adjustment as provided in Section 5(f), the maximum number of Shares available for issuance under the Plan shall be 2,500,000.
      (b) If any Shares are subject to an Award that is forfeited, is settled in cash, expires, or is otherwise settled without the issuance of the full number of Shares underlying the Awards, any such Shares covered by such Award shall again be available for issuance under the Plan. Any Shares that are tendered by the Participant or retained by the Company as full or partial payment to the Company for the purchase of an Award or to satisfy tax withholding obligations in connection with an Award shall be available for Awards under the Plan.

      (c) Unless otherwise determined by the Committee, Awards that are designed to operate in tandem with other Awards shall not be counted against the maximum number of Shares available under Section 5(a) in order to avoid double counting.
      (d) Notwithstanding the foregoing, and, subject to adjustment provided in Section 5(f), the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate number of Shares stated in Section 5(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 5(b).
      (e) Any Shares issued under the Plan shall consist, in whole or in part, of authorized and unissued Shares, Shares purchased in the open market or otherwise, Shares in treasury, or any combination thereof, as the Committee or, as appropriate, the Board may determine.
      (f) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, or similar corporate transaction, as determined by the Committee, the Committee shall, in such manner as it may deem equitable and to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjust the number and type of Shares available for Awards under the Plan, the number and type of Shares subject to outstanding Awards, and the Exercise Price with respect to any Award; provided, however, that any fractional Share resulting from an adjustment pursuant to this Section 5(f) shall be rounded to the nearest whole number.
      Section 6. Eligibility: The Committee from time to time may designate which Eligible Employees, Eligible Directors and Consultants shall become Participants under the Plan.
      Section 7. Code Section 162(m) Provisions:
      (a) Notwithstanding any other provision of the Plan, if the Committee determines at the time an Award is made to a Participant that such Participant is or may be for the tax year in which the Company would claim a tax deduction in connection with the Award, a Covered Employee (as that term is defined in Section 162(m) of the Code), the Committee may provide, in writing, that this Section 7 is applicable to such Award under such terms and conditions as the Committee may specify.
      (b) Notwithstanding any other provision of the Plan other than Section 5(f), if the Committee provides that this Section 7 is applicable to a particular Award, no Participant shall receive such an Award or Awards having an aggregate Option/ SAR Value, Performance Share Value, and Performance Unit Value (as hereinafter defined) of greater than $3,000,000 for any fiscal year of the Company, where: (i) the Option/ SAR Value shall mean the Fair Market Value of the number of Shares underlying an Award of Options in any fiscal year of the Company or the Fair Market Value of a number of Shares equal to the number of SARs awarded in any fiscal year of the Company, with such Fair Market Value determined as of the date of grant of each Award, multiplied by 50%; (ii) the Performance Share Value shall mean the Fair Market Value, as of the date of grant of each such Award, of the maximum number of Shares that the Participant could receive from an Award of Performance Shares granted in the fiscal year; provided, however, that such number of Shares shall be divided by the number of full or partial fiscal years of the Company contained in the Performance Period of a particular Award, and provided further, that if any other Awards of Performance Shares are outstanding for such Participant for a given fiscal year, the Performance Share Value shall be increased for each such given fiscal year by the Fair Market Value of Shares that could be received by the Participant under all such other Awards calculated on the date each such Award was granted, divided, for each such Award, by the number of full or partial fiscal years of the Company contained in the Performance Period of each such outstanding Award; or (iii) the Performance Unit Value shall mean the maximum dollar value that the Participant could receive from an Award of Performance Units granted in the fiscal year, provided, however, that such amount shall be divided by the number of full or partial fiscal years of the Company contained in the Performance Period of a particular Award, and provided further, that if any other Awards of Performance Units are outstanding for such Participant for a given fiscal year, the Performance Unit Value shall be increased for each such given fiscal year by the amount that could be received by the Participant under all such other Awards, divided, for each such Award, by the number of full or partial fiscal years of the Company contained in the Performance Period of each such outstanding Award; provided, however, that the limitations set forth in this Section 7(b) shall be subject to adjustment under Section 5(f) of the Plan only to the extent that such adjustment does not affect the status of any Award intended under this Section 7 to qualify as “performance based compensation” under Section 162(m) of the Code. If an Option is granted in tandem with a SAR, such that exercise of the Option or SAR with respect to one Share cancels the tandem option or SAR, respectively, with respect to such Share, the tandem Option and SAR with respect to such Share shall be counted as covering only one Share for purposes of applying the limitation set forth in this Section 7(b).
      (c) If an Award is subject to this Section 7, the grant of any Shares or cash shall be subject to the attainment of Performance Goals for the Performance Period. The Committee shall establish the Performance Goals within 90 days following the commencement of the applicable Performance Period, or such earlier time as prescribed by Section 162(m) of the Code or regulations thereunder, and a schedule detailing the total amount which may be available for payout based upon the relative level of attainment of the Performance Goals.
      (d) The Committee may, in its discretion, reduce the amount of any Award subject to this Section 7 based on such criteria as it shall determine. However, the Committee may not increase the amounts payable pursuant to any Award subject to this Section 7 or waive the achievement of the applicable Performance Goals, except as the Committee may provide in a particular Award’s Award Agreement for certain events, including but not limited to death, disability, or a change in ownership or control of the Company.
      (e) Prior to the payment of any Award subject to this Section 7, the Committee shall verify in writing as prescribed by Section 162(m) of the Code or the regulations thereunder that the applicable Performance Goals were achieved. (f) The Committee shall have the authority to impose such other restrictions on Awards subject to this Section 7 as it may deem necessary or appropriate to ensure that such Awards meet the requirements for “performance based compensation” under Section 162(m) of the Code.
      Section 8. Options: Subject to the terms and conditions of the Plan and this Section 8, the Committee may grant to Participants Options on such terms and conditions as the Committee may prescribe in such Option’s Award Agreement, including, but not limited to, the Exercise Price; vesting schedule; term of the Option; method of payment of the Exercise Price; treatment upon termination of employment or service of the Participant; and other terms and conditions that the Committee may deem appropriate:

(a) Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Affiliate) exceeds $100,000, such Options will be treated as Nonqualified Stock Options. For purposes of this Section 8(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b) The Committee will determine the term of each Option in its sole discretion. Any Option granted under the Plan will not be exercisable after the expiration of ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Committee, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Eligible Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Affiliate, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 8(c), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(d) At the time an Option is granted, the Committee will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(e) The Committee will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by applicable laws.

      Section 9. Stock Appreciation Right: Subject to the terms and conditions of the Plan and this Section 9, the Committee may grant to Participants SARs on such terms and conditions as the Committee may prescribe in such SAR’s Award Agreement, including, but not limited to, the Exercise Price; vesting schedule; term of the SAR; form of payment; treatment upon termination of employment or service of the Participant; and other terms and conditions that the Committee may deem appropriate:

(a) The Committee, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan, provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant.

(b) Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, will determine.

(c) A SAR granted under the Plan will expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, any SARs granted under the Plan will not be exercisable after the expiration of ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(d) Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SARs exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
      Section 10. Restricted Stock Award: Subject to the terms and conditions of the Plan, the Committee may grant to Participants Restricted Stock Awards on such terms and conditions as the Committee may prescribe in such Restricted Stock Award’s Award Agreement, including, but not limited to, the vesting schedule; purchase price, if any; deferrals allowed or required; treatment upon termination of employment or service of the Participant; and other terms and conditions that the Committee may deem appropriate. Notwithstanding the foregoing, the period over which any Restricted Stock Award may fully vest will be no less than three (3) years.
      Section 11. Performance Awards: Subject to the terms and conditions of the Plan, the Committee may grant to Participants Performance Awards on such terms and conditions as the Committee may prescribe in such Performance Award’s Award Agreement, including, but not limited to, the performance period (which will be no less than 12 months); performance criteria; treatment upon termination of employment or service of the Participant; and other terms and conditions that the Committee may deem appropriate.
      Section 12. Other Stock Awards: Subject to the terms and conditions of the Plan, the Committee may grant to Participants Other Stock Award on such terms and conditions as the Committee may prescribe in such Other Stock Award’s Award Agreement, including, but not limited to, the vesting schedule, if any; purchase price, if any; deferrals allowed or required; treatment upon termination of employment or service of the Participant; and other terms and conditions that the Committee may deem appropriate.

      Section 13. Prohibition on Repricing: The Committee shall not reduce the Exercise Price of any outstanding Option or SAR, whether through amendment, cancellation, replacement, or any other means, without the approval of stockholders. This Section 13 shall not be construed to apply: (i) to the Options or SARs granted pursuant to an assumption or substitution of another option in a manner that satisfies the requirements of Section 424(a) of the Code; or (ii) to an adjustment made pursuant to Section 5(f) of the Plan.
      Section 14. Termination of Employment: Unless determined otherwise by the Committee with respect to any Award granted under the Plan, the following rules shall apply to Awards following a Participant’s termination of employment with the Company and its Affiliates (or termination of services, in the case of a Consultant):

(a) All unvested Awards shall be forfeited on the date of a Participant’s termination of employment for reasons other than Retirement, Disability or death.

(b) Upon a Participant’s termination of employment by reason of Retirement, Disability or death, all unvested Options, SARs, Restricted Stock Awards and Other Stock Awards shall become fully vested and any Performance Shares or Performance Units shall be payable to the extent determined by the Committee.

(c) Upon termination of employment by reason of Retirement or Disability, Options shall be exercisable until not later than the earlier of three years after the termination date or expiration of their term. Upon the death of a Participant while employed by the Company or an Affiliate or after terminating by reason of Retirement or Disability, Options shall be exercisable by the Participant’s Beneficiary not later than the earliest of one year after the date of death, three years after the date of termination due to Retirement or Disability, or the expiration of their term. All SARs that become vested on termination of employment by reason of Retirement, Disability or death shall be exercisable as determined by the Committee, which determination may provide for an automatic exercise date.

(d) Upon termination for any reason other than Retirement, Disability or death, any Options vested prior to such termination may be exercised during the three-month period (or such other period as may be set by the Committee) commencing on the termination date, but not later than the expiration of their term. If a Participant dies during such post-employment period, such Participant’s Beneficiary may exercise the Options (to the extent they were vested and exercisable on the date of employment termination), but not later than the earlier of one year after the date of death or the expiration of their term.
      Section 15. Withholding: The Committee may make such provisions and take such steps as it may deem necessary and appropriate for the withholding of any taxes that the Company is required by law or regulation of any governmental authority, whether federal, state, local, domestic, or foreign, to withhold in connection with the grant, exercise, payment, or removal of restrictions of an Award, including, but not limited to, requiring the Participant to remit to the Company an amount sufficient to satisfy such withholding requirements in cash or Shares or withholding cash or Shares due or to become due with respect to the Award at issue.
      Section 16. Change in Control: In the event of a Change-in-Control, all Awards shall vest and the value of each Participant’s Performance Units and Performance Shares shall immediately be paid in cash or shares to the Participant in accordance with the relevant Award Agreement. SARs that become vested upon a Change-in-Control shall be exercisable as determined by the Committee, which determination may provide for an automatic exercise date. The surviving entity in the event of a Change-in-Control may assume such fully vested Awards without the consent of Participants.
      Section 17. Postponement of Issuance and Delivery: The issuance and delivery of any Shares under this Plan may be postponed by the Company for such period as may be required to comply with any applicable requirements under any applicable listing requirement of any national securities exchange or any law or regulation applicable to the issuance and delivery of Shares, and the Company shall not be obligated to issue or deliver any Shares if the issuance or delivery of such Shares shall constitute a violation of any provision of any law or regulation of any governmental authority or any national securities exchange.
      Section 18. No Right to Awards: No employee or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniform treatment of employees, Consultants or Directors under the Plan. The terms and conditions of Awards need not be the same with respect to different Participants.
      Section 19. No Right to Employment or Directorship: The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or as a Consultant of the Company or an Affiliate or any right to remain as a member of the Board, as the case may be. The Company may at any time terminate an employee’s employment or a Consultant’s provision of services free from any liability or any claim under the Plan, unless otherwise provided in the Plan or an Award Agreement.
      Section 20. No Rights as a Stockholder: A Participant shall have no rights as a stockholder with respect to any Shares covered by an Award until the date of the issuance and delivery of such Shares.
      Section 21. Severability: If any provision of the Plan or any Award is, becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or such Award shall remain in full force and effect.
      Section 22. No Trust or Fund Created: Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent any person acquires a right to receive payments from the Company or an Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
      Section 23. Headings: Headings are given to the Sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provisions thereof.
      Section 24. Nonassignability: Unless otherwise determined by the Committee, no Participant or Beneficiary may sell, assign, transfer, discount, or pledge as collateral for a loan, or otherwise anticipate any right to payment under the Plan other than by will or by the applicable laws of descent and distribution. Under such procedures as the Committee may establish, Awards may be transferred by gift to members of a Participant’s immediate family (i.e., children, grandchildren and spouse) or to one or more trusts for their benefit or to partnerships in which such family members and the Participant are the only partners, provided that (i) any agreement governing such Award expressly so permits or is amended to so permit, (ii) the Participant does not receive any consideration for such transfer, and (iii) the Participant provides such documentation or information concerning any such transfer or transferee as the Committee may reasonably request. Any transferred Awards shall be subject to the same terms and conditions that applied immediately prior to their transfer. In no event shall such transfer rights apply to any Incentive Stock Option.
      Section 25. Indemnification: In addition to such other rights of indemnification as members of the Board or the Committee or officers or employees of the Company or an Affiliate to whom authority to act for the Board or Committee is delegated may have, such individuals shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal thereof, to which any such individual may be a party by reason of any action taken or failure to act under or in connection with the Plan or any right granted hereunder and against all amounts paid by such individual in a settlement thereof that is approved by the Company’s legal counsel or paid in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged that such person is liable for gross negligence, bad faith, or intentional misconduct; provided, however, that any such individual shall give the Company an opportunity, at its own expense, to defend the same before such individual undertakes to defend such action, suit, or proceeding.
      Section 26. Foreign Jurisdictions: The Committee may adopt, amend, or terminate arrangements, not inconsistent with the intent of the Plan, to make available tax or other benefits under the laws of any foreign jurisdiction to Participants subject to such laws or to conform with the laws and regulations of any such foreign jurisdiction.
      Section 27. Termination and Amendment: Subject to the approval of the Board, where required, the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no action shall be taken by the Board or the Committee without the approval of stockholders that would:

(a) Increase the maximum number of Shares that may be issued under the Plan, except as provided in Section 5(f);

(b) Increase the limits applicable to Awards under the plan, except as provided in Sections 5(f) and 7(b);

(c) Allow for an Exercise Price below the Fair Market Value of Shares on the date of grant of an Option or SAR, except as provided in Section 3(n);

(d) Amend Section 13 to permit the repricing of outstanding Options or SARs; or

(e) Require approval of the Company’s stockholders under any applicable law, regulation, or rule.
      Notwithstanding the foregoing, no termination or amendment of the Plan may, without the consent of the applicable Participant, terminate or adversely affect any material right or obligation under an Award previously granted under the Plan; provided, however, that the Committee may alter, amend, suspend, or terminate the Plan or an Award in whole or in part, without the consent of the Participant, to the extent necessary to conform the provisions of the Plan or an Award with Section 409A of the Code or regulations thereunder regardless of whether such alteration, amendment, suspension, or termination adversely affects the rights or obligations under the Award.
      Section 28. Applicable Law: This Plan shall be governed by and construed in accordance with the laws of the State of California, without regard to its principles of conflict of laws.
      Section 29. No Guarantee of Favorable Tax Treatment: Although the Committee intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or foreign law. The Company shall not be liable to any Participant for any tax the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
NETGEAR, INC.
Proxy for Annual Meeting of Stockholders
The undersigned stockholder of NETGEAR, Inc., a Delaware corporation, hereby acknowledges receipt of the 2005 Annual Report to Stockholders and the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting of Stockholders of NETGEAR, Inc. to be held on May 23, 2006, at 10:00 a.m., local time, at the company’s principal executive offices located at 4500 Great America Parkway, Santa Clara, California 95054, and hereby appoints Patrick C.S. Lo and Jonathan R. Mather, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at such meeting, and at any adjournment or adjournments thereof, and to vote all the shares of Common Stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth below:
(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ Detach here from proxy voting card. ▲

Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 and 3 AND IN THE DISCRETION OF THE PROXIES AND ATTORNEYS-IN-FACT, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, AND ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

		FOR all	WITHHOLD
1.	ELECTION OF DIRECTORS	nominees	AUTHORITY
		listed	to vote for
		below	all nominees
		(except	listed below
as marked
below)
01 02 03	Patrick C.S. Lo Ralph E. Faison A. Timothy Godwin	☐	☐
04	Jef Graham
05	Linwood A. Lacy, Jr.
06	Gregory Rossmann
To withhold authority to vote for any nominee, strike a line through the name of such nominee.

		FOR	AGAINST	ABSTAIN
2.	PROPOSAL TO APPROVE THE ADOPTION OF THE NETGEAR, INC. 2006 LONG TERM INCENTIVE PLAN	☐	☐	☐

3.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP	FOR ☐	AGAINST ☐	ABSTAIN ☐
Either of such proxies and attorneys-in-fact, or their substitutes, as shall be present and shall act at said meeting or any adjournment or adjournments thereof shall have and may exercise all the powers of said proxies and attorneys-in-fact hereunder.
This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s).

Signature	Signature	Date

(This proxy should be marked, dated, signed by the stockholder(s) exactly as the name(s) appear on the stock certificate(s) and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.)

▲ Detach here from proxy voting card ▲